 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 14, 2006

HAMPTONS LUXURY HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49993	11-3320705
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

PO Box 871, 367 Butter Lane, Bridgehampton, NY 11932

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 631-537-1600

___________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management, as well as estimates and assumptions made by Registrant’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 2.01

Completion of Acquisition or Disposition of Assets

On April 17, 2006, the Company consummated the transaction described in Item 2.01 of the 8-K filed on April 14, 2007.  The Company has issued 25,000,000 shares of common stock to the two shareholders of Telemark, Inc. and has acquired all outstanding shares of Telemark, Inc.

Item 8.01

Other Events

In a press release dated April 18, 2006, the Company announced the completion of the share exchange transaction described in Item 2.01 above and that the Company’s shares are expected to commence trading on Over-the-Counter Bulletin Board under the symbol “HLXH.” The Press release is annexed as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits

    Exhibits

Exhibit Number:

Description

99.1

Press Release Dated April 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPONS LUXURY HOMES, INC. /s/ Roy Dalene ______________________________________________ Name: Roy Dalene Title: Chief Executive Officer

Date: April 18, 2006

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